UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2008

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6868 Cortona Drive

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 14, 2008, Occam Networks, Inc., a Delaware corporation (“Occam”) entered into a commercial lease agreement with ProLogis Limited Partnership I, a Delaware limited partnership.  Occam will lease approximately 36,000 square feet of rentable space located at 3185 Laurelview Court, Fremont, California under the lease.  The lease term is approximately 86 months.  The monthly base rent begins at $32,040.00 and increases incrementally to $38,257.44 by the end of the lease term.  Base rent payments begin two (2) months after the lease commencement date, which is expected to occur on June 1, 2008.  In addition to base rent, Occam will be responsible for its proportionate share of annual incremental increases in the building’s operating expenses, insurance, and real estate taxes, which initially shall be approximately $8,640.83 per month over the 2008 base year.  Upon lease execution, Occam will provide a $300,000.00 security deposit, in the form of a Letter of Credit.  Occam has one renewal option to extend the lease term for five (5) years at then-current market rates.

The summary description of the lease agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement between ProLogis Limited Partnership I and Occam Networks, Inc. dated as of March 14, 2008 which is filed as Exhibit 10.82 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.82	Lease Agreement between ProLogis Limited Partnership I and Occam Networks, Inc. dated as of March 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCAM NETWORKS, INC.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell
Chief Financial Officer

Date:  March 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.82	Lease Agreement between ProLogis Limited Partnership I and Occam Networks, Inc. dated as of March 14, 2008.